UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Immunomedics, Inc.
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300 The American Road, Morris Plains, New Jersey 07950 ¤ (973) 605-8200 ¤ Fax (973) 605-8282

Immunomedics Issues Statement to Stockholders and Files Investor Presentation

Highlights New, Independent Board Focused on Maximizing Stockholder Value at Critical Near-Term Value-Inflection Point

Urges Stockholders to Minimize Near-Term Disruption and Support New Board’s Progress to Unlock Value Potential by Voting on the WHITE Proxy Card

Morris Plains, N.J., January 27, 2017 --- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today issued a statement to stockholders and announced it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) titled “The Right Board and the Right Strategy to Maximize Stockholder Value.” The presentation is available on the SEC’s website at www.sec.gov and will also be available on the Company’s website at www.immunomedics.com/investors.shtml.

Highlights of the Immunomedics presentation include:

●	The Company has a new, highly respected, experienced and completely independent Board focused on the best interests of all stockholders. The Company’s Board is independent, with a lead independent director, Brian Markison, and four new independent directors, including Jason Aryeh, a recognized advocate for stockholder interests, who is serving as vice chairman. The five independent Board members have significant expertise in manufacturing, regulatory activities and oncology product development and a demonstrable track record of unlocking significant value for shareholders in companies across the pharmaceutical and life sciences industries. Importantly, the new Board has extensive experience in managing a biopharmaceutical company that focuses on biological anti-cancer therapeutics.

●	Immunomedics is well-positioned to expeditiously maximize stockholder value. The new independent Board members are highly engaged in reviewing the programs within the Immunomedics pipeline, particularly the status of all documents and clinical results pertaining to the Company’s lead product candidate IMMU-132. Immunomedics has retained an outside financial advisor, Greenhill & Co. Greenhill is reporting directly to your company’s newly formed Transaction Committee, composed exclusively of your new Independent Directors. The Transaction Committee and Greenhill are jointly engaged in a broad and robust strategic process to deliver on the value potential of your company, and we are committed to meeting your expectations for this process. The Company is also on track for filing a Biologics License Application to the U.S. Food and Drug Administration (FDA) for accelerated approval of IMMU-132 in patients with metastatic triple-negative breast cancer (TNBC) in mid-2017 and is progressing clinical studies to use IMMU-132 in three other indications.

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●	venBio Select Advisor LLC (“venBio”) seeks Board control without paying other stockholders any control premium. venBio has made it clear that it will settle for nothing short of effective control over the Company’s strategic direction, which the Company believes would delay initiating the Phase 3 trial for IMMU-132 and postpone the filing for accelerated FDA approval. Furthermore, venBio, a 9.9% stockholder, is seeking representation of 57% of the Board – ownership that is clearly not proportional with the magnitude of its demands. If elected, venBio’s nominees would effect a costly change in control, and given venBio’s lack of any credible plan for the Company, we believe venBio would certainly delay and derail critical near-term value creating initiatives and potentially permanently destabilize the Company and its cancer programs

●	Immunomedics has made numerous, constructive settlement proposals. The Immunomedics Board and its new Board members have made accommodating and conciliatory settlement offers to venBio. venBio’s initial proposal was for four Board seats and effective control of the Company, however, upon negotiating Immunomedics, offered to venBio a settlement term sheet that included, among other things:

o	the ability to designate two venBio director candidates as board members and the option to designate two additional independent directors mutually agreed upon between venBio and the Company;

o	the creation of a four-member “Independent Committee” to review and approve all potential partnerships or M&A transactions, comprised of two venBio designees and two of Immunomedics’ independent directors; and

o	submission of any transaction to a stockholder vote that was not approved by the Independent Committee.

●	More recently, on January 9, 2017, Immunomedics offered the immediate appointment of any venBio nominee to the Board including serving on the Transaction Committee and the CEO Search Committee and the appointment of an additional venBio nominee to serve as a consultant to the Transaction Committee. venBio has made it clear that it will settle for nothing short of control over stockholders’ investment without any corresponding remuneration to stockholders. Throughout this process, venBio has declined any settlement proposal that denies venBio and its principals the power to unilaterally block any business transaction that they do not support.

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THE FUTURE OF YOUR INVESTMENT DEPENDS ON YOUR VOTE

VOTE THE WHITE PROXY CARD TODAY!

The Company urges you to protect the value of your investment in Immunomedics by using the enclosed WHITE proxy card to vote “FOR” each of Immunomedics seven nominees – Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan – TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it in the postage-paid envelope provided. No matter how few shares you own, it is important that all stockholders have their voices heard. If you have previously voted on venBio’s proxy card you can revoke that vote by submitting a later dated WHITE proxy card. Only your latest dated card will be counted at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Vinson & Elkins L.L.P. and DLA Piper LLP (US) are serving as legal advisors and Greenhill & Co., LLC is serving as financial advisor to Immunomedics.

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About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

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Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500

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